EXHIBIT 10.2

REPORT OF THE AUDITORS

To the members

The Joint Venture (name withheld and filed separately with the Securities and Exchange Commission) (Incorporated in Hong Kong with limited liability)

We have audited the financial statements on pages 2 to 20 which have been prepared in accordance with accounting principles generally accepted in Hong Kong.

Respective responsibilities of directors and auditors The Companies Ordinance requires the directors to prepare financial statements which give a true and fair view. In preparing financial statements which give a true and fair view it is fundamental that appropriate accounting policies are selected and applied consistently. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Statements of Auditing Standards issued by the Hong Kong Society of Accountants. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's and the Group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance as to whether the financial statements are free from material misstatement. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Opinion

In our opinion the financial statements give a true and fair view, in all material respects, of the state of affairs of the Company and the Group as at 31 March 1999 and of the profit and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Ordinance.

Hong Kong
3 June 1999

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
CONSOLIDATED PROFIT AND LOSS ACCOUNT
Year ended 31 March 1999

                               Notes       1999          1998
                                            HK$           HK$
TURNOVER                         3      49,928,815    54,146,978


PROFIT BEFORE EXCEPTIONAL ITEMS  4       5,035,733     2,196,879

Exceptional items                5            -       (2,616,066)

PROFIT/(LOSS) BEFORE TAXATION            5,035,733      (419,187)

Taxation                         6        (189,182)      (57,945)

NET PROFIT/(LOSS) ATTRIBUTABLE
 TO SHAREHOLDERS                 7       4,846,551      (477,132)

Retained profits at
 beginning of year                      31,259,649    31,736,781

RETAINED PROFITS AVAILABLE
 FOR DISTRIBUTION                       36,106,200    31,259,649

Interim dividend                 8      (4,644,200)         -

RETAINED PROFITS AT END OF YEAR         31,462,000    31,259,649

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
CONSOLIDATED BALANCE SHEET
31 March 1999

                               Notes       1999          1998
                                            HK$           HK$
ASSETS

CURRENT ASSETS
Cash and bank balances           9      18,641,225    14,313,804
Accounts receivable                         49,884        26,131
Prepayments, deposits and
 other receivables                          94,667       251,003
Inventories                     10       4,322,225     6,215,626
Due from a shareholder           2         561,008     2,769,494

TOTAL CURRENT ASSETS                    23,669,009     3,576,058

LONG TERM INVESTMENT            12           -             -

FIXED ASSETS                    13      18,777,601    21,259,257

TOTAL ASSETS                            42,446,610    44,835,315

LIABILITIES AND
 SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                         2,397,819     4,529,687
Other payables and accrued
 liabilities                             2,234,876     2,256,962
Due to a related company         2         217,943       235,613
Current portion of loan
 from a related company          2         164,004       164,004
Taxation                                 2,609,485     2,744,917

TOTAL CURRENT LIABILITIES                7,624,127     9,931,183

DEFERRED TAXATION               14         300,000       420,000

LOANS FROM SHAREHOLDERS         15       2,868,954     2,868,954

LONG TERM PORTION OF LOAN
 FROM A RELATED COMPANY          2         191,329       355,329

TOTAL LIABILITIES - page 6              10,984,410    13,575,466

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
CONSOLIDATED BALANCE SHEET (continued)
31 March 1999

                               Notes       1999          1998
                                            HK$           HK$
TOTAL LIABILITIES - page 5              10,984,410    13,575,466

SHAREHOLDERS' EQUITY
Share capital                    16            200           200
Retained profits                        31,462,000    31,259,649

                                        31,462,200    31,259,849


TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                   42,446,610    44,835,315

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
CONSOLIDATED CASH FLOW STATEMENT
Year ended 31 March 1999

                               Notes       1999          1998
                                            HK$           HK$

NET CASH INFLOW FROM
 OPERATING ACTIVITIES          17(a)     9,315,981     9,043,415

RETURNS ON INVESTMENTS
 AND SERVICING OF FINANCE
   Interest received                     1,027,582       779,306
   Interest paid                           (25,595)      (31,483)
   Dividend paid                        (4,644,200)         -

Net cash inflow/(outflow)
 from returns on investments
 and servicing of finance               (3,642,213)      747,823

TAXATION
 Hong Kong profits tax
  refunded/(paid)                         (444,614)      466,995

INVESTING ACTIVITIES
 Purchases of fixed assets               (737,733)     (637,674)
 Sales proceeds from disposal
   of fixed assets                            -           46,001
 Increase in pledged time deposit         (96,286)      (93,267)

Net cash outflow from
 investing activities                     (834,019)     (684,940)

NET CASH INFLOW BEFORE
 FINANCING ACTIVITIES                    4,395,135     9,573,293

FINANCING ACTIVITIES           17(b)
 Repayment of loan from a
   related company                        (164,000)     (164,000)
 Repayment of loans
   from shareholders                          -       (3,870,000)

Net cash outflow from
 financing activities                     (164,000)   (4,034,000)

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
CONSOLIDATED CASH FLOW STATEMENT (continued)
Year ended 31 March 1999

                               Notes       1999          1998
                                            HK$           HK$
INCREASE IN CASH AND
 CASH EQUIVALENTS                        4,231,135     5,539,293

Cash and cash equivalents
 at beginning of year                   12,922,451     7,383,158

CASH AND CASH EQUIVALENTS
 AT END OF YEAR                         17,153,586    12,922,451

ANALYSIS OF THE BALANCES
 OF CASH AN CASH EQUIVALENTS
   Cash and bank balances               17,153,586    12,922,451

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of consolidation

     The consolidated financial statements include the audited financial statements of the Company and its subsidiaries for the year ended 31 March 1999. The results of subsidiaries acquired or disposed of during the year are consolidated from or to their effective dates of acquisition or disposal, respectively. All significant intercompany transactions and balances within the Group are eliminated on consolidation.

     Subsidiaries

     A subsidiary is a company in which the Company, directly or indirectly, controls more than half of its voting power or issued share capital or controls the composition of its board of directors. Interests in subsidiaries are stated at cost unless, in the opinion of the directors, there have been permanent diminutions in value, when they are written down to values determined by the directors.

     Long term investment

     Investments held on a long term basis are stated at cost less provisions for any permanent diminutions in values deemed necessary by the directors, on an individual basis.

     Goodwill

     Goodwill arising on consolidation of subsidiaries and on acquisition of associated companies represents the excess purchase consideration paid for subsidiaries/associated companies over the fair values ascribed to the net underlying assets acquired and is written off to the profit and loss account in the year of acquisition.

     Related parties

     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS (continued)
31 March 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Fixed assets and depreciation

     Fixed assets are stated at cost less accumulated depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after the assets have been put into operation, such as repairs and maintenance, is normally charged to the profit and loss account in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

     Depreciation is calculated on the straight-line basis to write off the cost of each asset over its estimated useful life. The principal annual rates used for this purpose are as follows:

     Land held on medium term leases     Over the lease terms
     Buildings                                    5%
     Leasehold improvements                      20%
     Plant and machinery                         10%
     Furniture and fixtures                      20%
     Motor vehicles                              20%

     The gain or loss on disposal or retirement of fixed assets recognized in the profit and loss account is the difference between the sales proceeds and the carrying amount of the relevant asset.

     Inventories

     Inventories are stated at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis and in the case of work in progress and finished goods, comprises direct materials, direct labor and an appropriate proportion of overheads Net realizable value is based on the estimated selling prices less any estimated costs to be incurred to completion and disposal.

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS (continued)
31 March 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Cash equivalents

     Cash equivalents represent short term highly liquid investments which are readily convertible into known amounts of cash and which were within three months of maturity when acquired.

     Revenue recognition

     Revenue is recognized when it is probable that the economic benefits will flow to the Group and when the revenue can be measured reliably, on the following bases:

     (a) on the sales of goods, when the significant risks and rewards of ownership have been transferred to the buyer;

     (b) rental income, on the straight-line basis over the lease term;

     (c)  management fee income, when the services are rendered;
          and

     (d) interest, on a time proportion basis, taking into account the principal outstanding and the effective interest rate applicable.

          Operating leases

          Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on the straight-line basis over the lease terms.

          Deferred taxation

          Deferred taxation is provided, using the liability method, on all significant timing differences to the extent it is probable that the liability will crystallize in the foreseeable future. A deferred tax asset is not recognized until its realization is assured beyond reasonable doubt.

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS (continued)
31 March 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Foreign currencies

     Foreign currency transactions are recorded at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange ruling at that date. Exchange differences are dealt with in the profit and loss account.

2.   CORPORATE AFFILIATION AND RELATED PARTY TRANSACTIONS

     The Company was incorporated under the laws of Hong Kong on 7 July 1989. It operates under a joint venture agreement entered into on 23 October 1989 between Universal Security Instruments, Inc.("USI"), which is incorporated in the United States, and The Original Joint Venture Owner (name withheld and filed separately with the SEC) which is incorporated in Hong Kong. The Company is economically dependent on Universal Security Instruments, Inc. with which it transacts most of its business and the financial statements reflect the effect of these transactions which are conducted on bases determined between the parties.

     During the year, the following significant related party transactions were recorded:

                                                          Group
                                                           1999        1998
                                             Notes          HK$         HK$
     Sales made to USI                       (i)        39,098,998  47,123,514
     Rentals paid to:
       An Affiliate of The Company (name     (ii)
         withheld and filed separately
         with the SEC)                                    840,000     840,000
       A Manager of The Company (name        (ii)
         withheld and filed separately
         with the SEC)                                    240,000     240,000
     Management fee paid to An Affiliate     (iii)
       of The Company (name withheld and
       filed separately with the SEC)                   1,440,000   1,440,000

     Notes:

     (i) Sales to USI were made according to the published prices and conditions offered to other customers of the Group.

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS (continued)
31 March 1999

2.   CORPORATE AFFILIATION AND RELATED PARTY TRANSACTIONS (continued)

     Notes: (continued)

       (ii) Rental expense were charged for the offices owned by An Affiliate of The Company (name withheld and filed separately with the SEC) and A Manager (name withheld and filed separately with the SEC) in Hong Kong and the People's Republic of China (the "PRC") based on the prevailing market rate and the area occupied by the Group.

      (iii) Management fee was charged at HK$120,000 per month for the provision of management services rendered in planning, execution and operation of electronics manufacturing plant in the PRC.

            An Affiliate of The Company (name withheld and filed separately with the SEC) is a company of which A Manager (name withheld and filed separately with the SEC) is a director. Loan from An Affiliate of The Company (name withheld and filed separately with the SEC) is unsecured, bearing interest at 0.49% per annum, and is repayable by 26 (1998: 38) equal monthly instalments. The balances with a shareholder, subsidiaries and related company are unsecured, interest-free, and have no fixed terms of repayment.

3.   TURNOVER

     Turnover represents the invoiced value of goods sold, net of discounts and returns.

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS (continued)
31 March 1999

4.   PROFIT BEFORE EXCEPTIONAL ITEMS

     Profit before exceptional items is arrived at after charging/(crediting):

                                            Group
                                             1999        1998
                                              HK$         HK$
     Cost of inventories sold             38,007,456  43,857,207
     Depreciation                          3,219,389   3,506,804
     Less:  Amount included in
       cost of inventories sold           (3,018,501) (3,233,291)
                                             200,888     273,513
     Auditors' remuneration                  181,000     190,000
     Directors' remuneration                    -           -
     Interest on other loan wholly
       repayable within 5 years               25,595      31,483
     Operating lease rentals for
       land and buildings                  1,098,347   1,107,021
     Loss on disposal of fixed assets           -          3,486
     Exchange gains, net                    (557,017)   (417,924)
     Interest income                      (1,027,582)   (779,306)
     Gross and net rental income            (285,000)   (304,800)

5.   EXCEPTIONAL ITEMS

                                            Group
                                             1999        1998
                                              HK$         HK$
     Provision for permanent
       diminution in value of long
       term investment                         -      2,326,397
     Provision against amount due
       from investee company                   -        289,669

                                               -      2,616,066

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

6.   TAXATION

     Hong Kong profits tax has been provided at the rate of 16% (1998: 16.5%) on the estimated assessable profits arising in Hong Kong during the year. Taxes on profits assessable elsewhere have been calculated at the rates of taxation prevailing in the countries in which the Group operates.

                                              Group
                                               1999        1998
                                                HK$         HK$
     Provision for the year                    407,000     325,945
     Overprovision in prior years              (97,818)   (112,000)
     Deferred tax credit - note 14            (120,000)   (156,000)

     Taxation charge for the year              189,182      57,945

7.   NET PROFIT/(LOSS) ATTRIBUTABLE TO SHAREHOLDERS

     The net profit attributable to shareholders dealt with in the financial statements of the Company is HK$4,559,904 (1998: loss of HK$8,486,396).


8.   INTERIM DIVIDEND

                                           Group
                                            1999        1998
                                             HK$         HK$
     Interim - HK$2,322,100 per
     ordinary share (1998: Nil)           4,644,200        -

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

9.   CASH AND BANK BALANCES

     These included time deposit amounted to HK$1,487,639 (1998: HK$1,391,353) which was pledged to a bank for credit facilities of HK$3,329,000 (1998:
     HK$3,329,000) granted to the Company. The banking facilities of the Company are also secured by personal guarantees of A Manager (name withheld and filed separately with the SEC), a director of the Company, A Manager (name withheld and filed separately with the SEC) and A Manager (name withheld and filed separately with the SEC), a director of the Company's subsidiary. The facilities were not utilized at the balance sheet date.

10.  INVENTORIES

                                             Group and company
                                             1999        1998
                                              HK$         HK$
     Raw materials                         2,553,140   3,739,541
     Work in progress                        558,208     898,987
     Finished goods                        1,210,877   1,577,098

                                           4,322,225   6,215,626

11.  INVESTMENTS IN SUBSIDIARIES

                                             Group
                                              1999        1998
                                               HK$         HK$
      Unlisted shares, at cost                210,008     210,008
      Less: Provision for
       permanent diminution                  (200,000)   (200,000)

                                               10,008      10,008

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

11.  INVESTMENTS IN SUBSIDIARIES (continued)

               Particulars of the wholly owned subsidiaries are as follows:

                                                   Nominal value
                                        Place of       of issued
                                   incorporation        ordinary    Principal
Name                               and operation   share capital   activities
A Subsidiary of The Company            Hong Kong      HK$200,000   Investment
  (name withheld and filed                                            holding
  separately with the SEC)

A Subsidiary of The Company              British            US$1      Dormant
  (name withheld and filed        Virgin Islands
  separately with the SEC)

A Subsidiary of                        Hong Kong       HK$10,000   Trading of
  The Company (name withheld                                         consumer
  and filed separately with                                        electronic
  the SEC)                                                           products

12.  LONG TERM INVESTMENT

                                                      Group
                                             1999         1998
                                              HK$          HK$
     Unlisted investment, at cost          9,305,588    9,305,588
     Amount due from investee company      1,158,675    1,158,675

                                          10,464,263   10,464,263

     Less:  Provision for permanent
              diminution in value          (9,305,588) (9,305,588)
            Provision against amount
              due from investee company    (1,158,675) (1,158,675)

                                                 -           -

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

12.  LONG TERM INVESTMENT (continued)

     Particulars of investee company are as follows:

                                                        Percentage
                       Country of    Nominal value       of equity
                     registration    of registered    attributable   Principal
     Name           and operation          capital    to the Group    activity
                                                      1999    1998
     An Associate    The People's     US$4,000,000      30      30     Dormant
       of The         Republic of
       Company (name        China
       withheld and
       filed
       separately with
       the SEC)

     The Associated Company (name withheld and filed separately with the SEC) does not have significant influence on the financial and operating policy decisions of investee company and, accordingly, the investment is classified as long term investment. The amount due from the investee company is unsecured, interest-free, and has no fixed terms of repayment.

13.  FIXED ASSETS

     Group and Company

        Leasehold Furniture
                   land and  improve-  Plant and       and    Motor
                  buildings     ments  machinery  fixtures vehicles      Total
                        HK$       HK$        HK$       HK$      HK$        HK$
     Cost:
     At begin-
      ning of
      year       15,814,592 6,484,419 28,464,599 2,629,349  452,501 53,845,460
     Additions                206,980    363,715   167,038             737,733
     At 31
      March
      1999       15,814,592 6,691,399 28,828,314 2,796,387  452,501 54,583,193

     Accumulated
      deprecia-
      tion:
     At begin-
      ning of
      year        3,279,162 5,074,647 21,478,648 2,301,245  452,501 32,586,203
     Provided
      during
      the
      year           29,402   741,856  1,547,243   200,888     -     3,219,389
     At 31
      March
      1999        4,008,564 5,816,503 23,025,891 2,502,133  452,501 35,805,592

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

12.  FIXED ASSETS (continued)

      Group and Company

        Leasehold Furniture
                   land and  improve-  Plant and       and    Motor
                  buildings     ments  machinery  fixtures vehicles      Total
                        HK$       HK$        HK$       HK$      HK$        HK$
      Net book
       value:
      At 31
       March
        1999     11,806,028   874,896  5,802,423   294,254      -   18,777,601
      At 31
       March
       1998      12,535,430 1,409,772  6,985,951   328,104       -  21,259,257

     The leasehold land and buildings are situated in the People's Republic of China under medium-term leases.

14.  DEFERRED TAXATION

                                     Group and company
                                             1999        1998
                                              HK$         HK$
     Balance at beginning of year            420,000     576,000
     Credit for the year - note 6           (120,000)   (156,000)

     Balance at end of year                  300,000     420,000

     The principal components of the Group's deferred tax liability comprise accelerated depreciation allowances.

15.  LOANS FROM SHAREHOLDERS

                                       Group and company
                                             1999        1998
                                              HK$         HK$
     Universal Security
       Instruments, Inc.                   1,434,477   1,434,477
     The Original Joint Venture Owner
       (name withheld and filed
       separately with the SEC)            1,434,477   1,434,477

                                           2,868,954   2,868,954

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

15.  LOANS FROM SHAREHOLDERS (continued)

     The loans are unsecured, interest-free and repayable on demand by the respective shareholders with the consent of the other. The directors of the Company consider that these liabilities are non-current.

16.  SHARE CAPITAL



                                          Company
                                             1999        1998
                                              HK$         HK$
     Authorized:
     100 ordinary shares of HK$100 each       10,000      10,000

     Issued and fully paid:
     2 ordinary shares of HK$100 each            200         200

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

17.  NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

     (a) Reconciliation of profit/(loss) before taxation to net cash inflow from operating activities:

                                                         1999        1998
                                                         HK$         HK$
          Profit/(loss) before taxation               5,035,733    (419,187)
          Provision for permanent diminution
           in value of long term investment                -      2,326,397
          Provision for amount due from
           investee company                                -        289,669
          Interest income                            (1,027,582)   (779,306)
          Interest expense                               25,595      31,483
          Depreciation                                3,219,389   3,506,804
          Loss on disposal of fixed assets                 -          3,486
          Decrease/(increase) in accounts
           receivable                                   (23,753)    109,319
          Decrease/(increase) in prepayments,
           deposits and other receivables               156,336     (41,972)
          Decrease in inventories                     1,893,401     681,444
          Decrease in amount due from a shareholder   2,208,486   2,331,365
          Increase/(decrease) in accounts payable    (2,131,868)    959,188
          Increase/(decrease) in other
           payables and accrued liabilities             (22,086)     77,807
          Decrease in amount due to a
           related company                              (17,670)    (33,082)

          Net cash inflow from operating activities   9,315,981   9,043,415

          (b)  Analysis of changes in financing during the year


                                                 Loan from a     Loans from
                                               related company  shareholders
                                                     HK$            HK$
          Balance 1 April 1997                      683,333      6,738,954
          Repayment                                (164,000)    (3,870,000)

          Balance at 31 March 1998 and
          1 April 1998                             519,333      2,868,954
          Repayment                                (164,000)          -

          Balance at 31 March 1999                  355,333      2,868,954

THE JOINT VENTURE (NAME WITHHELD AND FILED SEPARATELY
 WITH THE SECURITIES AND EXCHANGE COMMISSION)
NOTES TO FINANCIAL STATEMENTS
31 March 1999

18.  APPROVAL OF THE FINANCIAL STATEMENTS

     The financial statements were approved by the board of directors on 3 June 1999.